Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Refining Energy Corp. (the “Company”) on Form 10-Q for the quarter ended November 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, John A. Catsimatidis, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: January 14, 2009	By:	/s/ John A. Catsimatidis
John A. Catsimatidis Principal Executive Officer